                                    AGREEMENT

         This Agreement, dated as of February 14, 2002 (the "Agreement"), is entered into by and between Sedona Corporation, a Pennsylvania corporation (together with its successors and permitted assigns, "SEDONA"), and Amro International, S.A. (together with its successors and permitted assigns, "AMRO").

                                    Recitals

         A. SEDONA and AMRO are parties to a Convertible Debentures and Warrants Purchase Agreement, dated as of November 22, 2000 (as amended, the "Purchase Agreement").

         B. Pursuant to the Purchase Agreement, AMRO made a loan to SEDONA in the original principal amount of US$3,000,000, which was evidenced by SEDONA's 5% Convertible Debentures Due March 22, 2001 (as amended by an Agreement, dated as of April 26, 2001, the "Debentures").

         C. SEDONA issued and delivered the following Warrants, including Warrants acquired in conjunction with Equity Line transactions, to acquire shares of SEDONA's Common Stock (collectively, the "Warrants"):

                           Warrants to AMRO for (x) 266,667 shares, expiring November 22, 2003, (y) 400,000 shares, expiring November 22, 2003, and (z) 153,846 shares, expiring January 24, 2005;

                           Warrants to Roseworth Group, Ltd. for (x) 47,619 shares, expiring August 18, 2004 and (y) 95,238 shares, expiring October 23, 2004;

                           Warrant to Cambois Finance Inc. for 103,092 shares, expiring December 5, 2004; and

                           Warrant to Ladenburg Thalmann & Co. Inc. for 167,576 shares, expiring November 23, 2003.

         D. Immediately prior to effectiveness of this Agreement, there remains outstanding US$670,000 principal amount of Debentures (without regard to any redemption premium thereon and net of the rescission at the Closing of the Pending Conversion Notices described below), plus interest and other amounts owing thereon equal to US$73,520.06 (the sum of such amounts, the "Outstanding Loan Balance").

         E. On September 25, 2001 and October 15, 2001, AMRO tendered Notices of Conversion (as defined in the Debentures) (collectively, the "Pending Conversion Notices") to convert principal under the Debentures into Conversion Shares (as defined in the Debentures). SEDONA has not delivered Conversion Shares to AMRO on account of the Pending Conversion Notices.

         F. The Debentures matured and the Outstanding Loan Balance became due and payable on January 15, 2002.

         G. As of the date of this Agreement, SEDONA has not paid AMRO the Outstanding Loan Balance or honored the Pending Conversion Notices.

         H. AMRO and SEDONA wish to amicably resolve all matters pertaining to the Debentures, Warrants and the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SEDONA and AMRO, intending to be legally bound, hereby agree as follows.

         1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will occur on the date of this Agreement first set forth above at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, or at such other time and place as the parties may agree. At the Closing, (a) AMRO will deliver to or as directed by SEDONA (i) a Notice of Conversion for US$400,000 principal of Debentures, (ii) an executed copy of this Agreement, and
(iii) the balance of the Debentures for cancellation, together with a notice of withdrawal of the Pending Conversion Notices, and (b) SEDONA will deliver to or as directed by AMRO (i) a number of freely tradeable Conversion Shares on account of the Notice of Conversion delivered at the Closing by AMRO as equals the quotient obtained by dividing US$400,000 by 85% of the daily volume weighted average of the Common Stock for the five Trading Days immediately preceding the Closing (such shares, the "Closing Shares"), (ii) US$50,000, by wire transfer of immediately available funds to an account designated by AMRO for such purpose,
(iii) an executed copy of this Agreement, and (iv) an executed promissory note, in the original principal amount of US$348,651.61, in the form of Annex 1 to this Agreement (the "Promissory Note").

         2. Certain Trading Agreements. AMRO agrees that it will refrain from short-selling SEDONA Common Stock (as defined under the written rules of the NASD or Securities and Exchange Commission), directly or through Rhino Advisors, Inc., and will liquidate the Closing Shares in an orderly manner by not trading during a trading day in excess of the greater of (x) 1/60th of the Closing Shares issued at the Closing in any one trading day and (y) whichever is applicable of (I) a number of Closing Shares as equals 12.5% of the aggregate reported trading volume of SEDONA's Common Stock on such trading day, if less than an aggregate of 175,000 shares of SEDONA Common Stock are traded on such trading day (as reported by Bloomberg L.P. or any successor to its function of reporting share information) or (II) a number of Closing Shares as equals 17.5% of the aggregate reported trading volume of SEDONA's Common Stock on such trading day, if an aggregate of 175,000 or more shares of SEDONA Common Stock are traded on such trading day (as reported by Bloomberg L.P. or any successor to its function of reporting share information).

         3. Exercise of Warrants. SEDONA covenants and agrees to, and reaffirms its obligation to, timely honor its exercise and other obligations under the Warrants in accordance with their respective terms and irrevocably waives all defenses that it may have against such obligations that has or may have arose (whether or not known) prior to the date of this Agreement.

         4. Representations and Warranties. Each party to this Agreement hereby represents and warrants to the other that (x) it has the requisite corporate and other authority to enter into, deliver and fulfill its obligations under this Agreement and each other document delivered by it in connection herewith, (y) that each of this Agreement and each other document to which it is a party that is delivered to the other party hereto has been duly authorized and executed by such party and, when delivered to the other party, will be its legal and binding obligation, enforceable against it in accordance with its terms.

         5. Admissions; Press Releases. Neither party hereto will issue any press release or make any other public announcement relating to this Agreement unless the content thereof is mutually agreed by both parties, or if such party is advised by its counsel that such press release or public announcement is required by law, in which case the party making such statement shall endeavor to provide the other party with a copy of such statement prior to its public release. Notwithstanding the foregoing, the parties understand and agree that SEDONA will issue a press release in substantially in the form attached to this Agreement and make such filings as it deems required under the Securities Exchange Act of 1934, as amended, in order to disclose that the debt represented by the Debentures has been restructured as provided herein. This Agreement and any payments made or documents delivered pursuant hereto are not an admission or concession by either party or any of their respective affiliated entities, predecessors, officers, employees, agents, advisors, representatives, successors or assigns of any liability, fault, wrongdoing, or illegal acts or omissions. Neither party or its agents shall directly or indirectly make any oral or written statements that either party or any of their respective affiliated entities, predecessors, officers, employees, advisors, agents, or representatives, successors or assigns have made or implied any such admission or concession.

         6. Release. Concurrently with the execution and delivery of this Agreement, AMRO and SEDONA are entering into and delivering releases to one another in the forms of Annex 2 to this Agreement (the "Releases"). The Releases are a material inducement to the willingness of the parties to enter into this Agreement and the transactions contemplated hereby.

         7. Miscellaneous. (a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, except in a writing executed by each of SEDONA and AMRO. No waiver of any term of this Agreement shall be effective except if contained in a writing by the party against whom such waiver is to be enforced, and no such waiver shall be a continuing waiver or extend to any additional matters or further events, each of which must be addressed in a separate writing.

         (b) All notices or other communications or deliveries under this Agreement shall be in writing, addressed to a party in accordance with the information set forth by such party on its signature page to this Agreement, or such other address as such party may hereafter indicate in a writing to the other, given in accordance with this provision. All notices and other communications shall be deemed to given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a business day, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is given.

         (c) A party may not assign its obligations under this Agreement without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. This Agreement is intended for the benefit of and may only be enforced by AMRO and SEDONA and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

         (d) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

         (e) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Agreement and the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) (each a "Proceeding") shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for all Proceedings, and hereby irrevocably waives, and agrees not to assert in any such Proceeding, any claim that it is not personally subject to the jurisdiction of any of the New York Courts, or that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the other documents delivered in connection herewith. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         (f) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         (g) If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         (h) This Agreement, together with the Annexes hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and its Annexes.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                               SEDONA CORPORATION


                              By:      /s/ Marco Emrich
                                      -----------------------------------------
                              Name:    Marco Emrich
                                      -----------------------------------------
                              Title:   President & CEO
                                      -----------------------------------------


                               Address for Notice:




                               AMRO INTERNATIONAL, S.A.


                               By:     /s/ H. U. Bachofen
                                      ----------------------------------------
                               Name:   H. U. Bachofen
                                      ----------------------------------------
                               Title:  Director
                                      ----------------------------------------


                               Address for Notice:

                               c/o Ultra Finance
                               Grossmunsterplatz 6
                               P.O. Box 4401
                               Zurich CH-8022 Switzerland
                               Facsimile:  011 411 262 5515

                               with a copy to:

                               Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                               New York, New York  10104
                               Facsimile:  (212) 541-4630 and (212) 541-1432
                               Attn:  Eric L. Cohen, Esq.

                                                                  EXECUTION COPY


                                 PROMISSORY NOTE

US$348,651.61                                                 February 14, 2002

         FOR VALUE RECEIVED, Sedona Corporation, a Pennsylvania corporation ("Maker"),with its primary offices located at 455 South Gulp Road, King of Prussia, Pennsylvania 19406, promises to pay to the order of Amro International, S.A. or its registered assigns ("Payee"), upon the terms set forth below, the principal sum of Three Hundred Forty-Eight Thousand Six Hundred Fifty-One and 61/100 Dollars (US$348,651.61). All references in this Promissory Note to "$" or "dollars" shall be to US dollars (US$).

1. Payments. Maker will repay the principal and accrued interest under this Promissory Note by making installment payments to Payee to the account designated in Annex A hereto or such other account as may be hereafter designated in writing by Payee for such purpose, by the dates and in the amounts set forth below in this Section 1:

        Date of Payment                                       Amount of Payment
        -----------------------------------------------------------------------
           by March 15, 2002                                      US$50,000
           by April 15, 2002                                      US$50,000
           by May 15, 2002                                        US$50,000
           by June 15, 2002                                       US$50,000
           by July 15, 2002                                       US$50,000
           by August 15, 2002                                     US$50,000
           by September 15, 2002  (the "Maturity Date")        US$48,651.61

         Notwithstanding the foregoing, (a) Maker may voluntarily prepay all or any portion of this Promissory Note until the Maturity Date, (b) if Maker shall redeem or otherwise repurchase in excess of an aggregate of US$500,000 of its equity securities or equity equivalent securities while this Promissory Note is outstanding in one or more transactions, then Maker shall prepay an amount of principal and interest outstanding under this Promissory Note equal to US$1.00 for each US$1.00 of such redemption or other repayment amount, commencing from dollar one, and (c) if Maker shall consummate any loan transaction or any financing in excess of an aggregate of US$500,000 through the sale or subscription of its equity or equity-equivalent securities (including through SEDONA Common Stock or convertible or exchangeable securities or other rights that entitle the holder thereof to acquire SEDONA Common Stock), then Maker shall prepay an amount of principal and interest outstanding under this Promissory Note equal to 25% of the gross proceeds to the Company from each such transaction. Any such prepayments will first reduce principal payments scheduled closest to the Maturity Date (so that the payment scheduled to be made on the Maturity Date will be affected prior to any earlier scheduled payments). If Maker fails to timely make any payment due hereunder in full pursuant to the terms hereof, Maker will pay interest thereon at a rate of 10% per annum (or the lesser amount permitted by applicable law), accruing daily from the date such payment is due until such amount is paid in full.

2. Events of Default.

         (a) "Event of Default", wherever used in this Promissory Note, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

            (i) any default in the payment of any payment of principal or interest under this Promissory Note, free of any claim of subordination, by the fifth day following the date that such payment shall become due and payable pursuant to the terms hereof;

            (ii) Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Promissory Note other than as specified in
Section 2(a)(i) and such failure or breach shall not have been remedied within 5 days after the date on which notice of such failure or breach shall have been delivered;

            (iii) Maker shall fail to observe or perform any obligation or shall breach any term or provision of either the Agreement of even date herewith between Payee and Maker pursuant to which this Promissory Note was issued to Payee, or Maker shall fail to timely honor or shall announce its intention (in a legal proceeding, public statement or otherwise) not to honor or that it contests its obligation to honor any exercise of any Warrant (as defined in such Agreement) issued to Payee, or Maker shall commence or, other than to the extent ordered by a court of competent jurisdiction to appear as a witness or participate in discover, join in any legal proceeding adverse or against Payee or Payee's affiliates, or Maker or any other party (other than Payee or an affiliate of Payee) shall breach any terms of the Release of even date herewith between, among others, Maker and Payee (a copy of which Release is attached to the Agreement);

            (iv) Maker shall commence or shall participate with its creditors in the commencement of a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker commences a proceeding to dissolve its existence;

            (v) Maker shall default in any of its obligations under any other indebtedness for borrowed money or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker, in any such event, in excess of an aggregate of US$300,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

            (vi) Maker shall be a party to or suffer any Change of Control Transaction. "Change of Control Transaction" means the occurrence of any of: (i) the merger of Maker with or into another entity that is not wholly-owned by Maker, consolidation or sale of 50% or more of the assets of Maker in one or a series of related transactions, or (ii) the execution by Maker of an agreement providing for any of the foregoing events.

            (b) If any Event of Default occurs, the full principal amount and interest of this Promissory Note shall become, immediately due and payable in cash. Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3. No Waiver of Payee's Rights. All payments hereunder shall be made without setoff, deduction or counterclaim. No delay or failure on the part of Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Promissory Note. Acceptance by Payee of less than the full amount due and payable hereunder shall in no way limit the right of Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

4. Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

5. Successors and Assigns. This Promissory Note shall be binding upon Maker and its successors and shall inure to the benefit of Payee and its successors and assigns.

6. Lost or Stolen Promissory Note. If this Promissory Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to Payee a new promissory note containing the same terms, and in the same form, as this Promissory Note. In such event, Maker may require Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

7. Due Authorization. This Promissory Note has been duly authorized, executed and delivered by Maker and is the legal obligation of Maker, enforceable against Maker in accordance with its terms.

8. Governing Law. This Promissory Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of Maker and Payee agree that all legal proceedings concerning the interpretations, enforcement, collection and defense of this Promissory Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) (each a "Proceeding") shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each of Maker and Payee hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for all Proceedings, and hereby irrevocably waive, and agree not to assert in any such Proceeding, any claim that it is not personally subject to the jurisdiction of any of the New York Courts, or that such Proceeding is improper. Each of Maker and Payee hereby irrevocably waive personal service of process and consent to process being served in any Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Promissory Note or the Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF MAKER AND PAYEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE.

9. Severability. If any provision of this Promissory Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Promissory Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

10. Cumulative Rights and Remedies. The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available.

11. Collection Expenses. If Payee shall commence any suit, action or other legal proceeding to enforce this Promissory Note, then Maker shall reimburse Payee for its costs of collection and attorneys fees incurred with the investigation, preparation and prosecution of such suit, action or legal proceeding.


         IN WITNESS WHEREOF, Maker has caused this Promissory Note to be duly executed and delivered as of the date set forth above.

                                    SEDONA CORPORATION


                                    By: /s/ Marco Emrich
                                       ----------------------------------
                                    Name: Marco Emrich
                                    Title: President & CEO

                                                                       Annex A



Wiring Instructions

Wire to:                       Citibank, N.A., 153 E. 53rd St., N.Y., N.Y. 10043
                               ABA# 021 000 089
Credit to Account of:          Robinson Silverman Pearce Aronsohn & Berman LLP
                               Attorney Trust Account
Account Number:                37 204 103
Reference :                    12009-5

                                     RELEASE


                  TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT AMRO International, S.A., Rhino Advisors, Inc., and Thomas Badian in his individual capacity (collectively, the "RELEASORS"), in consideration of good and valuable consideration received from Sedona Corporation, its officers, directors, affiliates, employees, agents, and advisors (as well as the officers, directors, and employees of such affiliates and advisors) (collectively, the "RELEASEES"), receipt of which is hereby acknowledged, in full satisfaction hereby waive all claims, offsets, and defenses that they may have or have had against RELEASEES and hereby release, forever discharge and agree to hold harmless RELEASEES from and against all actions, causes of action, claims, suits, contracts, controversies, penalties, offsets, or damages, whether in law or equity, and whether known or unknown, that may have occurred prior to the date of this Release, including, but not limited to, those arising in connection with the Convertible Debentures and Warrants Purchase Agreement, dated as of November 22, 2000, between AMRO International, S.A. and Sedona Corporation, Sedona Corporation's 5% Convertible Debentures Due March 22, 2001 (as amended by an Agreement, dated as of April 26, 2001), and related Warrants and those asserted or that could have been asserted as a claim, counterclaim, offset or defense in, the action captioned AMRO International, SA v. Sedona Corporation, Index No. 01 Civ. 9344 (NRB), which was pending in Federal District Court for the Southern District of New York.


                  This RELEASE shall be governed by the laws of the State of New York, without regard to conflict of laws principles, and may not be modified, amended, changed, waived, or discharged, except by an instrument in writing signed by all parties hereto. The words "RELEASOR" AND "RELEASEES" include all releasors and all releasees, respectively, under this RELEASE.